FOR IMMEDIATE RELEASE

Leidos Completes Acquisition of Dynetics, Expanding Company’s Portfolio with New Offerings and Technical Capabilities

Reston, Va., January 31, 2020 - Leidos Holdings, Inc. (NYSE: LDOS) (“Leidos”), a FORTUNE® 500 science and technology leader, today announced that it has completed the acquisition of Dynetics, Inc. (“Dynetics”), an industry-leading applied research and national security solutions company, for approximately $1.65 billion in cash. The transaction was previously announced on Dec. 17, 2019.

Dynetics will operate as a wholly-owned subsidiary of Leidos, and Dynetics’ Chief Executive Officer David King will continue to lead the business, reporting directly to Leidos’ Chairman and Chief Executive Officer Roger Krone.

Based in Huntsville, Ala., with offices throughout the United States, Dynetics is a leading provider of high-technology, mission-critical services and solutions to the U.S. Government, with a proven history of addressing the nation’s most challenging and technologically advanced missions. This combination of capabilities enhances Leidos’ competitive position across its Defense, Intelligence, and Civil Groups, and also accelerates opportunities within the Leidos Innovations Center (LInC), for customer focused research, development, and rapid prototyping.

“Dynetics and Leidos share a commitment to advancing technology to address the toughest scientific and engineering challenges of our day. This combination adds innovative capabilities in our targeted growth areas, while expanding our secure agile production capabilities, secure agile manufacturing, and increasing our penetration with key customers,” said Krone. “We are pleased to welcome an outstanding team of 2,300 employees with a shared culture of innovation and technical expertise that will benefit our collective customers and drive our continued success.”

“Today is an exciting day for Dynetics as we embark on our future with Leidos. We know that our highly-skilled team will continue to provide excellent service to our customers and this will enable us to provide even more capabilities to our customers. Our solutions and capacity will continue to grow through this partnership. We are eager to share our culture and join the Leidos family,” said King.

Transaction Details
The transaction is expected to be immediately accretive to Leidos’ revenue growth, EBITDA margins, and non-GAAP diluted earnings per share upon closing.

Cash consideration of approximately $1.65 billion was funded through excess cash on hand and $1.25 billion of short-term borrowing capacity.

Leidos will provide detailed guidance for the expected financial impacts of the acquisition on its 2020 results during its upcoming earnings call, scheduled for Feb. 18 at 8 a.m. ET.

Advisors
Leidos retained Baird as exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP as legal advisor in connection with the transaction. Leidos also retained KPMG as accounting advisor. Dynetics retained Jefferies LLC as exclusive financial advisor and King & Spalding LLP as legal advisor in connection with the transaction. Dynetics also retained Grant Thornton LLP as accounting advisor and Avascent for strategic industry advisory services.

About Leidos
Leidos is a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. The company’s 36,000 employees support vital missions for government and commercial customers. Headquartered in Reston, Va., Leidos reported annual revenues of approximately $10.19 billion for the fiscal year ended December 28, 2018. For more information, visit www.leidos.com.

Cautionary Statement Regarding Forward-Looking Statements
The forward-looking statements contained in this release involve risks and uncertainties that may affect Leidos’ operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission (the “SEC”). Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “project,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other words of similar meaning in connection with a discussion of the transaction or future operating or financial performance or events. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the expectations of Leidos will be realized. This release also contains statements about the acquisition of Dynetics that are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond Leidos’ control, which could cause Leidos’ actual results to differ materially from these forward-looking statements with respect to the transaction, including, anticipated tax treatment, ability to retain key personnel, the dependency of the transaction on market conditions and the impact of a change in market conditions on the value to be received in the transaction, unforeseen liabilities, future capital expenditures, uncertainty as to the expected financial condition and economic performance of the company following the closing, including future revenues, expenses, earnings, indebtedness, losses, prospects, business strategies for the management, expansion and growth of the company following the closing, Leidos’ ability to integrate the businesses successfully and to achieve anticipated synergies, and the risk that disruptions from the transaction will harm Leidos’ business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Leidos’ consolidated financial condition, results of operations or liquidity. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see Leidos’ filings with the SEC, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Leidos’ annual report on Form 10-K for the year ended December 2018, and in its quarterly reports on Form 10-Q which are available at http://www.Leidos.com and at the SEC’s web site at http://www.sec.gov. The forward-looking statements contained in this release are made only as of the date of this release and are based on the information available to Leidos as of the date of this release. Readers are cautioned not to put undue reliance on forward-looking statements. Leidos assumes no obligation to provide revisions or updates to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Media: Investors:

Melissa Koskovich Kelly P. Hernandez
(571) 526-6850 (571) 526-6404
koskovichm@leidos.com ir@leidos.com